TCW FUNDS, INC. - Rule 10f-3 Transactions - Fiscal Year Ended 10/31/ 2012

Item 77 0

Name of Security	Date of Purchase	Syndicate Members	Securities Purchased From
Nara Cable Funding Ltd. 8.875%	1/26/12
Banco Bilbao Vizcaya Agentaria
Banco Santander
Bank of America Merrill Lynch
BNP Paribas
Credit Agricole CIB
Deutsche Bank Securities Inc.
Goldman Sachs International
ING Bank NV
JP Morgan
Morgan Stanley & Co International P
Natixis
Societe Generale

JP Morgan
Midstates Petroleum Co., Inc.	4/20/12
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Sun Trust Robinson Humphrey, Inc.
Citigroup Global Markets, Inc.
Tudor, Pickering, Holt & Co. Securities, Inc.
Barclays Capital Inc.
UBS Securities
RBC Capital Markets, LLC
Natixis Securities Americas LLC
RBS Securities Inc.
SG Americas Securities, LLC
Howard Wiel Incorporated
Johnson Rice & Company LLC
Simmons & Company International

Instinet, Credit Suisse and Goldman Sachs & Co.
Anheuser-Busch InBev 2%	7/11/12
Merrill Lynch, Pierce, Fenner & Smith Inc.
Barclays Capital Inc.
J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
Mitsubishi UFJ Securities (USA), Inc.
Mizuho Securities USA Inc.
RBS Securities Inc.
SG Americas Securities, LLC
Santander Investment Securities Inc.
ING Financial Markets LLC
Rabo Securities USA, Inc.
SMBC Nikko Capital Markets Limited
TD Securities (USA) LLC

Barclays
Akbank TAS	10/15/12	Citigroup Global Markets Ltd HSBC Bank USA JP Morgan Securities Merrill Lynch Pierce Fenner & Smith Societe Generale	Citigroup

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